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Radiant Systems, Inc. Announces Renewal of Stock Buy Back Program

ATLANTA--(Jan. 4, 2006)--Radiant Systems, Inc. (NASDAQ:RADS) announced today that its Board of Directors has re-commenced its stock repurchase program, which expired in August 2003, authorizing the repurchase of up to one million shares of its common stock through Nov. 2007. Purchases will be made as market and business conditions warrant, in open market, negotiated or block transactions.

"We continue to believe that purchasing stock in our Company represents an investment that will enhance shareholder value over the long term," said Chief Executive Officer John Heyman. "We are fortunate that our working capital base and profitability permit us to execute this program as well as fund operations and growth initiatives."

Company Information

Founded in 1985, Radiant Systems, Inc. provides innovative store technology for the foodservice, petroleum and convenience retail and entertainment industries.  Radiant's point-of-sale, self-service kiosk, and back-office technology enables operators to drive top-line growth and improve bottom-line performance. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 50,000 sites worldwide.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's capital resources; (ii) trends affecting the Company's financial condition or results of operations; including the ability to integrate the operations of acquired businesses; (iii) the Company's growth strategy and operating strategy, and (iv) the Company's new or future product offerings.  The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control.  Actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of customers for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

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